SUB-ITEM 77Q3



DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2002
FILE NUMBER 811-6463
SERIES NO.: 7

72DD.  1.  Total income dividends for which record date passed during the period. (000's Omitted)
           Class A Shares  $6,560
       2.  Dividends for a second class of open-end company shares (000's
           Omitted)
           Class B Shares  $1,908
           Class C Shares  $  135

73A. Payments per share outstanding during the entire current period: (form nnn.nnnn)
       1.  Dividends from net investment income
           Class A Shares  $0.5259
       2.  Dividends for a second class of open-end company shares (form
           nnn.nnnn)
           Class B Shares  $0.4829
           Class C Shares  $0.4829

74U.  1.  Number of shares outstanding (000's Omitted)
          Class A Shares  12,106
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B Shares  3,215
          Class C Shares    318

74V.  1.  Net asset value per share (to nearest cent)
          Class A Shares  $8.20
      2. Net asset value per share of a second class of open-end company shares ( to nearest cent)
          Class B Shares  $8.19
          Class C Shares  $8.19

Return of capital distributions for current period (000's Omitted) Class A Shares $0.0261
Class B Shares  $0.0261
Class C Shares  $0.0261